Exhibit 17(a)

MATRIX ADVISORS VALUE FUND, INC.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of the Matrix Advisors Value Fund, Inc. (the “Fund”), hereby appoints David A. Katz and Douglas S. Altabef, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of the Shareholders of the Fund to be held at 747 Third Avenue, 31st Floor, New York, NY 10017 on Tuesday, October 14, 2003 at 2:00 p.m., Eastern Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.  The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and of the accompanying Proxy Statement/Prospectus and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse.  If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” the proposal as described in the Proxy Statement/Prospectus and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

VOTE VIA THE INTERNET:  https://vote.proxy-direct.com

VOTE BY TOUCH-TONE TELEPHONE:  1-866-241-6192

Note:  Please sign exactly as your name appears on the records of the Fund and date.  If joint owners, each holder should sign this proxy.  When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation or other entity or in another representative capacity, please give your full title.

_______________________________________________

Signature(s)

(Title(s), if applicable)

__________________________________________, 2003

Date

PROXY CARD FOR SPECIAL

MEETING OF SHAREHOLDERS

WE NEED YOUR VOTE BEFORE OCTOBER 14, 2003

___________________________________________________________________________________________________________________________________________________________

Your vote is important.  If you are unable to attend the meeting in person, we urge you to authorize the proxies to cast your votes, which is commonly known as proxy voting.  You can do this in one of three ways: by  (1) calling our toll-free telephone number, (2) using the Internet, or (3) completing, signing, dating and promptly returning this proxy card using the enclosed postage prepaid envelope.  Your prompt voting by proxy will help assure a quorum at the meeting.  Voting by proxy will not prevent you from voting your shares in person at the meeting.  You may revoke your proxy before it is exercised at the meeting by submitting a subsequent telephone or electronic vote, a written notice of revocation, or a later-dated proxy card, or by attending the meeting in person and voting your shares at that time.

___________________________________________________________________________________________________________________________________________________________

THANK YOU FOR YOUR TIME

TO VOTE, FILL IN APPROPRIATE BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example:  ■

1.

To approve the agreement and plan of reorganization between the Fund and Strong Equity

FOR

AGAINST

ABSTAIN

Funds II, Inc., on behalf of the Strong Matrix Value Fund, and the transactions

[   ]

[   ]

[   ]
contemplated thereby as described in the accompanying Proxy Statement/Prospectus.

2.

To vote and otherwise represent the above-signed shareholder(s) on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE OF THE CARD